UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2017

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 Citrus Road Rancho Cordova, California	95742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 858-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 6, 2017, Cesca Therapeutics Inc. (the “Company”) entered into a Revolving Credit Agreement (the “Credit Agreement”) with Boyalife Investment Fund II, Inc., an Illinois corporation (the “Lender”). The Lender is a wholly owned subsidiary of Boyalife Group Inc., which is a company owned and controlled by Dr. Xiaochun Xu, the Company’s Interim Chief Executive Officer and Chairman of the Board of Directors. The Credit Agreement grants to the Company the right to borrow up to $5.0 million from Lender in amounts of $500,000 per advance on an unsecured basis (the “Loan”) at any time prior to March 6, 2022 (the “Maturity Date”). On the date of the Credit Agreement, the Company made an initial draw of $1,500,000.

The Credit Agreement and the Convertible Promissory Note issued thereunder (the “Note”) provide that the principal and all accrued and unpaid interest under the Loan will be due and payable on the Maturity Date, with payments of interest-only due on the last day of each calendar year. The Loan bears interest at 22% per annum, simple interest, except that certain borrowed amounts used to fund certain litigation expenses will not bear interest. The Note can be prepaid in whole or in part by the Company at any time without penalty. If the Note is not repaid in full on or before the Maturity Date, the Lender has the right after the Maturity Date to convert any unpaid principal and accrued interest into shares of the Company’s common stock at a conversion price equal to 90% of the average daily volume-weighted average trading price of the Company’s common stock during the 10 trading days immediately prior to the Maturity Date, provided that the number of shares issuable upon such conversion may not exceed 19.99% of the Company’s number of outstanding shares of common stock on the date of the Credit Agreement (unless the Company obtains stockholder approval for such issuance in the manner required by the Marketplace Rules of the Nasdaq Stock Market, Inc.).

The Maturity Date of the Note is subject to acceleration at the option of the Lender upon customary events of default, which include a breach of the Loan documents, termination of operations, or bankruptcy. The Lender’s obligation to make advances under the Loan is subject to the Company’s representations and warranties in the Credit Agreement continuing to be true at all times and there being no continuing event of default under the Note. The Credit Agreement provides that if the Lender at any time in the future purchases the Company’s blood and bone marrow processing device business, the Lender would refund to the Company legal fees expended by the Company in connection with certain litigation expenses funded by the Company with proceeds of the Loan.

The descriptions of the Loan Agreement and Note set forth above are qualified by reference to Exhibit 10.1 and Exhibit 10.2 hereto, which are incorporated herein by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

The offer and sale of the Note (and the shares of Company common stock issuable upon conversion of the Note) was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. Such offer and sale was made solely to an “accredited investor” under Rule 506 and was made without any form of general solicitation and with full access to any information requested by the Lender regarding the Company, the Note, and the Company’s common stock.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Revolving Credit Agreement, dated March 6, 2017, between Cesca Therapeutics Inc. and Boyalife Investment Fund II, Inc.

10.2	Convertible Promissory Note, dated March 6, 2017, issued by Cesca Therapeutics Inc. to Boyalife Investment Fund II, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.

/s/ Vivian Liu
Date: March 10, 2017	Vivian Liu
Chief Operating Officer